                                                                     EXHIBIT 3.2



                                     BYLAWS
                                       OF
                          AAMES FINANCIAL CORPORATION
                             A DELAWARE CORPORATION

                               TABLE OF CONTENTS



                                                                                                           PAGE
ARTICLE I - CORPORATE OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

                 Section 1.       Registered Office.  . . . . . . . . . . . . . . . . . . . . . . . . .     1
                 Section 2.       Principal Office. . . . . . . . . . . . . . . . . . . . . . . . . . .     1
                 Section 3.       Other Offices.  . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

ARTICLE II - STOCKHOLDERS MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

                 Section 1.       Place of Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . .     1
                 Section 2.       Annual Meetings.  . . . . . . . . . . . . . . . . . . . . . . . . . .     1
                 Section 3.       Special Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . .     1
                 Section 4.       Notice of Meetings. . . . . . . . . . . . . . . . . . . . . . . . . .     2
                 Section 5.       Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
                 Section 6.       Voting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
                 Section 7.       Proxies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
                 Section 8.       Stockholder List. . . . . . . . . . . . . . . . . . . . . . . . . . .     4
                 Section 9.       Consent of Stockholders in Lieu
                                  of Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
                 Section 10.      Inspectors of Election. . . . . . . . . . . . . . . . . . . . . . . .     4
                 Section 11.      Opening and Closing of Polls. . . . . . . . . . . . . . . . . . . . .     5
                 Section 12.      Record Date.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
                 Section 13.      Procedures for Meetings.  . . . . . . . . . . . . . . . . . . . . . .     6

ARTICLE III - BOARD OF DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6

                 Section 1.       Powers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
                 Section 2.       Number and Qualifications.  . . . . . . . . . . . . . . . . . . . . .     7
                 Section 3.       Election and Term of Office.  . . . . . . . . . . . . . . . . . . . .     7
                 Section 4.       Vacancies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
                 Section 5.       Place of Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . .     8
                 Section 6.       Regular Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . .     8
                 Section 7.       Special Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . .     8
                 Section 8.       Meetings by Communication
                                  Equipment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
                 Section 9.       Quorum and Manner of Acting.  . . . . . . . . . . . . . . . . . . . .     9
                 Section 10.      Validation of Defectively Called or
                                  Noticed Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . .     9
                 Section 11.      Action Without Meeting. . . . . . . . . . . . . . . . . . . . . . . .     9
                 Section 12.      Compensation of Directors.  . . . . . . . . . . . . . . . . . . . . .     9
                 Section 13.      Committees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  .  9

                               TABLE OF CONTENTS
                                  (CONTINUED)



                                                                                                           PAGE
ARTICLE IV - OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10

                 Section 1.       Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
                 Section 2.       Election of Officers. . . . . . . . . . . . . . . . . . . . . . . . .    10
                 Section 3.       Subordinate Officers. . . . . . . . . . . . . . . . . . . . . . . . .    10
                 Section 4.       Removal and Resignation of
                                  Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
                 Section 5.       Vacancies in Offices. . . . . . . . . . . . . . . . . . . . . . . . .    10
                 Section 6.       Chairman of the Board.  . . . . . . . . . . . . . . . . . . . . . . .    11
                 Section 7.       Chief Executive Officer.  . . . . . . . . . . . . . . . . . . . . . .    11
                 Section 8.       President.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
                 Section 9.       Vice Presidents.  . . . . . . . . . . . . . . . . . . . . . . . . . .    11
                 Section 10.      Secretary.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
                 Section 11.      Chief Financial Officer or
                                  Treasurer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12

ARTICLE V - INDEMNIFICATION OF DIRECTORS, OFFICERS,
                  EMPLOYEES AND OTHER AGENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12

                 Section 1.       Agents, Proceedings and Expenses. . . . . . . . . . . . . . . . . . .    12
                 Section 2.       Actions Other Than By The
                                  Corporation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
                 Section 3.       Actions by the Corporation. . . . . . . . . . . . . . . . . . . . . .    13
                 Section 4.       Successful Defense by Agent.  . . . . . . . . . . . . . . . . . . . .    14
                 Section 5.       Required Approval.  . . . . . . . . . . . . . . . . . . . . . . . . .    14
                 Section 6.       Advance of Expenses.  . . . . . . . . . . . . . . . . . . . . . . . .    14
                 Section 7.       Contractual Rights. . . . . . . . . . . . . . . . . . . . . . . . . .    14
                 Section 8.       Limitations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
                 Section 9.       Insurance and Similar
                                  Arrangements. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
                 Section 10.      Constituent Corporations. . . . . . . . . . . . . . . . . . . . . . .    15
                 Section 11.      Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15

ARTICLE VI - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16

                 Section 1.       Inspection of Books and Records by
                                  Stockholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
                 Section 2.       Inspection of Books and Records by
                                  Directors.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
                 Section 3.       Checks, Drafts, Evidences of
                                  Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16

                               TABLE OF CONTENTS

                                  (CONTINUED)


                                                                                                           PAGE
                 Section 4.       Corporate Contracts and Instruments;
                                  How Executed. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
                 Section 5.       Certificates for Shares.  . . . . . . . . . . . . . . . . . . . . . .    17
                 Section 6.       Transfer of Shares. . . . . . . . . . . . . . . . . . . . . . . . . .    17
                 Section 7.       Lost, Stolen or Destroyed
                                  Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
                 Section 8.       Representation of Shares of Other
                                  Corporations. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
                 Section 9.       Construction and Definitions. . . . . . . . . . . . . . . . . . . . .    18
                 Section 10.      Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
                 Section 11.      Conformance to the Law. . . . . . . . . . . . . . . . . . . . . . . .    18
                 Section 12.      Seal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
                 Section 13.      Fiscal Year.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
                 Section 14.      Dividends; Surplus. . . . . . . . . . . . . . . . . . . . . . . . . .    18

                                     BYLAWS
                                       OF
                           AAMES FINANCIAL CORPORATION
                             A Delaware Corporation


                                   ARTICLE II
                               CORPORATE OFFICES

         Section 1. Registered Office. The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of Newcastle.

         Section 2. Principal Office. The principal office of the Corporation is located at 3731 Wilshire Boulevard, Los Angeles, California 90010. The Board of Directors (herein referred to as the "Board") is hereby granted the full power and authority, by a resolution of a majority of the directors, to change the principal office from one location to another. Any such change shall be noted in these Bylaws opposite this section, and this section may be amended to state the new location.

         Section 3. Other Offices. The Corporation may establish any additional offices, at any place or places, as the Board may designate, or as the business of the Corporation shall require.

                                  ARTICLE III
                             STOCKHOLDERS MEETINGS

         Section 1. Place of Meeting. Meetings of the Stockholders of the Corporation shall be held at such place, within or without the State of Delaware, as may from time to time be designated for that purpose either by a majority of the Board of Directors or by the Chairman of the Board.

         Section 2. Annual Meetings. The annual meeting of the Stockholders shall be held on such date and at such time designated, from time to time, by resolution of the Board. At each annual meeting of Stockholders, directors shall be elected and any other proper business may be transacted.

         Section 3. Special Meetings. Special meetings of the Stockholders for the purpose of taking any action which the Stockholders are permitted to take under the General Corporation Law of the State of Delaware (herein, as the same may from time to time be amended, referred to as the "General Corporation Law") may be called at any time by a majority of the Board of Directors, the Chairman of the Board or by the Chief Executive Officer or President of the Corporation.

         Section 4. Notice of Meetings. Except as otherwise provided by statute, written or printed notice of each meeting of the Stockholders of the Corporation, whether annual or special, shall be given not less than 10 nor more than 60 days prior to the date upon which the meeting is to be held to each stockholder entitled to vote at such meeting by leaving such notice with him personally at, or by transmitting such notice with confirmed delivery (including telex, telegraph, cable or other form of recorded communication, provided that delivery of such notice in written form is confirmed in a writing) to, his residence or usual place of business. If mailed, such notice shall be deemed delivered when deposited in the United States mail in a sealed envelope addressed to the stockholder at his address as it appears on the stock records of the Corporation, with postage thereon prepaid. Such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken and, at the adjourned meeting, such business may be transacted as might properly have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

         Notice of a Stockholders' meeting or adjournment thereof is waived upon the occurrence of the following:

                 (a) A Stockholders' meeting is adjourned and a time and place for the adjourned meeting is announced at the meeting at which the adjournment is taken, and the period of adjournment does not exceed 30 days from the date of adjournment.

                 (b) Receipt by the Corporation of a written notice of waiver, signed by the person entitled to notice before or after the time stated therein.

                 (c) Attendance by the person entitled to notice and failure of such person to object to the transaction of any business because the meeting is not lawfully called or convened.

                 Whenever notice is required to be given under any statute or the Certificate of Incorporation or these Bylaws to any Stockholder to whom (a) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings or (b) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed addressed to such person at his address as shown on the records of the Corporation and have been returned undeliverable, the giving of notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any of the other sections of the General Corporation Law, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this Section 4.

         Section 5. Quorum. On all questions, the presence of the holders of a majority of the shares entitled to vote, in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the Stockholders. On all questions, the Stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, the Stockholders present in person or by proxy and entitled to vote at the meeting may, by majority vote, or, in the absence of all Stockholders, any officer entitled to preside at the meeting, shall have the power to adjourn the meeting from time to time until Stockholders holding the requisite amount of stock shall be present in person or by proxy.

         Section 6.       Voting.

                 (a) The Stockholders entitled to notice of any meeting or to vote at such meeting shall only be persons whose names stand on the stock records of the Corporation on the record date determined in accordance with the provisions of Section 11 of this Article.

                 (b) Voting shall in all cases be subject to the provisions of the Delaware Corporation Law relating to voting of shares.

                 (c) The common stock shall be entitled to one vote per share. In the election of directors, a majority of the votes cast shall elect. Unless otherwise provided in the Certificate of Incorporation or by statute, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present shall be the act of the Stockholders. The vote on any question need not be by written ballot.

         Section 7. Proxies. Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the Secretary of such meeting, at or prior to the time designated in the order of business for so delivering such proxies. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

         Section 8. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present.

         Section 9. Vote of Stockholders. Any action required or permitted to be taken at any annual or special meeting of Stockholders may be taken only upon the vote of the Stockholders at an annual or special meeting duly noticed and called and may not be taken by written consent of the Stockholders pursuant to the GCL.

         Section 10. Inspectors of Election. In advance of any meeting of the Stockholders, the Board shall appoint at least one person, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of such inspectors of election shall be one or three. In case any person appointed as inspector fails to appear or refuses to act, the vacancy shall be filled by appointment by the Board in advance of the meeting, or at the meeting by the chairman of the meeting.

                 The duties of such inspector shall include: determining the number of shares outstanding and voting power of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity and effect of proxies as described by Section 231(d) of the Delaware Corporation Law; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; retaining for a reasonable period the disposition of any challenges made to their determinations; counting and tabulating all votes or consents;

determining when the polls shall close; determining the result; certifying their determination of the number of shares represented at the meeting, and their count of all votes and ballots; and performing such acts as may be proper to conduct the election or vote with fairness to all Stockholders. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

         Section 11. Opening and Closing of Polls. An announcement shall be made at each meeting of the Stockholders of the date and time of the opening and closing of polls for each matter upon which the Stockholders will vote at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a Stockholder shall determine otherwise.

         Section 12. Record Date. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any written consent or other action.

                 If no record date is fixed:

                 (a) the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

                 (b) the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed;

                 (c) the record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

                 A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         Section 13. Procedures for Meetings. All meetings of Stockholders shall be conducted according to such rules and procedures as the Board of Directors may establish by resolution from time to time as being in the best interests of the Stockholders and as may be deemed appropriate for insuring that such meetings are conducted in a fair and orderly manner and in accordance with the Certificate of Incorporation and these Bylaws.

                                   ARTICLE IV
                               BOARD OF DIRECTORS

         Section 1. Powers. The business and affairs of the Corporation shall be managed by, or under the direction of the Board, except as may be otherwise provided by the General Corporation Law or in the Certificate of Incorporation or these Bylaws. Without prejudice to such powers, but subject to the same limitation, it is hereby expressly declared that the directors shall have the following powers in addition to other powers enumerated in these
Bylaws:

                 (a) To select and remove all officers, agents and employees of the Corporation; prescribe any powers and duties for them that are consistent with law, with the Certificate of Incorporation, and with these Bylaws; fix their compensation; and require from them security for faithful service;

                 (b) To conduct, manage and control the affairs and business of the Corporation, and to make rules and regulations therefor consistent with law, with the Certificate of Incorporation and with these Bylaws;

                 (c) To change the offices of the Corporation from one location to another; to fix and locate from time to time one or more other offices of the Corporation within or without the State of Delaware; to cause the Corporation to be qualified to do business and to conduct business in any other state, territory, dependency or country; and to designate any place within or without the State of Delaware for the holding of any Stockholders meeting or meetings, including annual meetings;

                 (d) To adopt, make and use a corporate seal; to prescribe the form of the seal and certificates evidencing stock; and to alter the form of the seal and certificates;

                 (e) To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms and for such consideration as may be lawful;

                 (f) To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities therefor.

         Section 2. Number and Qualifications. The number of directors of the Corporation shall not be less than three (3) nor more than nine (9) as fixed from time to time by resolution of the Board of Directors; provided that no decrease in the number of directors shall shorten the term of any incumbent directors. Directors need not be Stockholders of the Corporation unless required by the Certificate of Incorporation.

         Section 3. Election and Term of Office. Members of the Board of Directors shall hold office for the terms specified in the Certificate of Incorporation and until their successors have been elected as provided in the Certificate of Incorporation.

         Section 4.       Vacancies.

                 (a) Any vacancy on the Board of Directors however resulting, shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and not by the Stockholders. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

                 (b) If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any Stockholder or an executor, administrator, trustee or guardian of a Stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a Stockholder, may call a special meeting of Stockholders in accordance with the provisions of the Certificate of Incorporation and the Bylaws or may apply to the Delaware Court of Chancery for a decree summarily ordering an election as provided by the General Corporation Law.

                 (c) When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these Bylaws.

                 (d) Any director or the entire Board of Directors may be removed, with cause only, by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote generally in the election of directors, considered as one class.

                 (e) Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board, unless the notice specifies a later date for the effectiveness of such resignation.

         Section 5. Place of Meeting. Meetings, both regular and special, of the Board shall be held at such place or places within or without the State of Delaware, as the Board may from time to time determine.

         Section 6. Regular Meetings. Immediately following each annual meeting of the Stockholders the Board shall hold a regular meeting at the same place at which such Stockholders' meeting is held, or any other place as may be fixed from time to by the Board of Directors. Notice of such meeting need not be given.

                 Other regular meetings of the Board shall be held without call at such time and place as the Board may from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday. Notice of a regular meeting need not be given.

         Section 7. Special Meetings. Except as otherwise provided in the Certificate of Incorporation, special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President, the Secretary or by any three directors.

                 Written notice of the time and place of special meetings shall be delivered personally to each director or communicated to each director by telephone or telegraph or telex or cable or mail or other form of recorded communication, charges prepaid, addressed to each director at that director's address as it is shown on the records of the Corporation or, if it is not so shown on such records or is not readily ascertainable, at that director's residence or usual place of business. In case such notice is mailed, it shall be deposited in the United States mail at least seven days prior to the time of the holding of the meeting. In case such notice is delivered personally or by other form of written communication, it shall be delivered at least 48 hours before the time of the holding of the meeting. The notice shall state the time of the meeting, but need not specify the place of the meeting if the meeting is to be held at the principal executive office of the Corporation. The notice need not state the purpose of the meeting unless expressly provided otherwise by statute.

         Section 8. Meetings by Communication Equipment. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

         Section 9. Quorum and Manner of Acting. The presence of a majority to the total number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting duly held shall be the act of the Board. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present. Notice of an adjourned meeting need not be given.

         Section 10. Validation of Defectively Called or Noticed Meetings. The transactions of any meeting of the Board, however called and noticed or wherever held, shall be as valid as though made or performed at a meeting duly held after regular call and notice, if, either before or after the meeting, each of the directors not present or who, though present, has prior to the meeting or at its commencement protested the lack of proper notice to such director, signs a written waiver of notice or a consent to holding such meeting or approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Section 11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 12. Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses incurred by them, as may be fixed or determined by resolution of the Board of Directors.

         Section 13. Committees. The Board may, by resolution passed by a majority of the directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the Stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Any director may be removed from a committee with or without cause by the affirmative vote of a majority of the entire Board of Directors.

                                   ARTICLE V
                                    OFFICERS

         Section 1. Officers. The officers of the Corporation shall be a Chairman, a Vice Chairman, a Chief Executive Officer and/or a President, a Treasurer or Chief Financial Officer and a Secretary. The Corporation may also have, at the discretion of the Board, a Chief Operating Officer, Vice Chairman, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person.

         Section 2. Election of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

         Section 3. Subordinate Officers. The Board may appoint, and may empower the Chief Executive Officer or President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board or Chief Executive Officer or President may from time to time determine.

         Section 4. Removal and Resignation of Officers. Without prejudice to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board, at any regular or special meeting of the Board, or by any officer upon whom such power of removal may be conferred by the Board. Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

         Section 5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

         Section 6. Chairman of the Board. The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board.

         Section 7. Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, the Chief Executive Officer, if such an officer be elected, shall, subject to the control of the Board and the Chairman, have general supervision, direction and control of the business and the officers of the Corporation. The Chief Executive Officer shall preside at all meetings of the Stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. The Chief Executive Officer shall exercise and perform such other powers and duties as may from time to time be assigned to him by the Board.

         Section 8. President. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board and the Chief Executive Officer, the President if there be such an officer elected, shall be the chief operating officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction, and control of the business and the officers of the Corporation (other than the Chairman and Chief Executive Officer). The President shall preside at all meetings of the Stockholders in the absence of the Chairman and the Chief Executive Officer, and, in the absence of the Chairman and the Chief Executive Officer, at all meetings of the Board. The President shall have the general powers and duties of management usually vested in the office of president and general manager of a Corporation, and shall have such other powers and duties as may be prescribed by the Board and the Chief Executive Officer.

         Section 9. Vice Presidents. In the absence or disability of the Chairman, the Chief Executive Officer and the President, the Vice Presidents, if any, in order of their rank as fixed by the Board, or, if not ranked, the Vice President designated by the Board shall perform all the duties of such officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, such offices. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, the Chief Executive Officer or the President.

         Section 10. Secretary. The Secretary shall keep, or cause to be kept, at the principal executive office or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and Stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at Stockholders' meetings, and the proceedings.

                 The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and of the Board required by the Bylaws or by law to be given, and he shall keep the seal of the Corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

         Section 11. Chief Financial Officer or Treasurer. The Chief Financial Officer or Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares, and shall send or cause to be sent to the Stockholders of the Corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all reasonable times be open to inspection by any director.

                 The Treasurer shall deposit all monies and other valuables in the name or to the credit of the Corporation with such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all transactions undertaken as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.


                                   ARTICLE VI
                         INDEMNIFICATION OF DIRECTORS,
                      OFFICERS, EMPLOYEES AND OTHER AGENTS

         Section 1. Agents, Proceedings and Expenses. For the purposes of this Article, "agent" means any person who is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic Corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic Corporation which was a predecessor Corporation of the Corporation or of another enterprise at the request of such predecessor Corporation; "proceeding" means any threatened, pending or complete action or proceeding, whether civil, criminal, administrative, or investigative; and expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 2 or Section 3 of this Article.

         Section 2. Actions Other Than By The Corporation. The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 3. Actions by the Corporation. The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 4. Successful Defense by Agent. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 2 and 3, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 5. Required Approval. Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 2 and 3. Such determination shall be made (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such disinterested directors so direct, by independent legal counsel in a written opinion, or (c) by the affirmative vote of a majority of Stockholders.

         Section 6. Advance of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

         Section 7. Contractual Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of Stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 8. Limitations. No indemnification or advance shall be made under this Article, except as provided in Section 4, in any circumstances where it appears:

                 (a) That it would be inconsistent with a provision of the Certificate of Incorporation, a resolution of the Stockholders or an agreement in effect at the time of accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

                 (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

         Section 9. Insurance and Similar Arrangements. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

                 The Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts pursuant to the provisions of Section 7 of this Article V of these Bylaws and including as part thereof provisions with respect to any or all of the foregoing to insure the payment of such amounts as may become necessary to effect indemnification as provided for therein or elsewhere.

         Section 10. Constituent Corporations. For purposes of this Article, references to "the Corporation" shall include, in addition to the Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving Corporation as he would have with respect to such constituent Corporation if its separate existence had continued.

         Section 11. Definitions. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

                                  ARTICLE VII
                                 MISCELLANEOUS

         Section 1. Inspection of Books and Records by Stockholders. Any Stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof delivered to the Corporation's principal place of business, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its Stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a Stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Stockholder.

         Section 2. Inspection of Books and Records by Directors. Any director shall have the right to examine the Corporation's stock ledger, a list of its Stockholders and its other books and records for a purpose reasonably related to his position as a director. Such right to examine the records and books of the Corporation shall include the right to make copies and extract therefrom.

         Section 3. Checks, Drafts, Evidences of Indebtedness. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.

         Section 4. Corporate Contracts and Instruments; How Executed. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         Section 5. Certificates for Shares. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or the President or a Vice-President, and by the Chief Financial Officer or Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         Section 6. Transfer of Shares. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent of the Corporation, if any, and on surrender of the certificate or certificates for such shares properly endorsed. A person in whose name shares of stock and on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, and upon any transfer of shares of stock the person or persons into whose name or names such shares shall have been transferred, with respect to all rights, privileges and obligations of holders of stock of the Corporation and as against the Corporation or any other person or persons. The term "person" or "persons" wherever used herein shall be deemed to include any partnership, Corporation, association or other entity. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary or to such transfer agent, shall be so expressed in the entry of transfer.

         Section 7. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         Section 8. Representation of Shares of Other Corporations. The Chairman of the Board, the President, or any vice president or any person designated by any of such officers, is authorized, in the absence of authorization by the Board, to vote on behalf of the Corporation any and all shares of any other Corporation or Corporations, foreign or domestic, for which the Corporation has the right to vote. The authority granted to these officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other Corporation or Corporations may be exercised by any of these officers in person or by any person authorized to do so by proxy duly executed by these officers.

         Section 9. Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a Corporation and a natural person.

         Section 10. Amendments. Unless otherwise provided in the Certificate of Incorporation or the General Corporation Law, the power to adopt, amend or repeal any Bylaws of the Corporation shall be vested in the Board of Directors; provided, that the Board of Directors may delegate such power, in whole or in part, to the Stockholders.

         Section 11. Conformance to the Law. In the event that it is determined that these Bylaws, as now written or as amended, conflict with the General Corporation Law, or any other applicable law, as now enforced or as amended, these Bylaws shall be deemed amended, without action of the Board or the Stockholders, to conform with such law. Such amendment to be so interpreted as to bring these Bylaws within minimum compliance. For purposes of this section "amendment" shall include a repeal of, or a change in interpretation of, the relevant compendium.

         Section 12. Seal. The corporate seal shall be in such form as the Board of Directors shall prescribe. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 13. Fiscal Year. The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

         Section 14. Dividends; Surplus. Subject to the provisions of the Certificate of Incorporation and any restrictions imposed by statute, the Board of Directors may declare dividends out of the net assets of the Corporation in excess of its capital or, in case there shall be no such excess, out of the net profits of the Corporation for the fiscal year then current and/or the preceding fiscal year, or out of any funds at the time legally available for the declaration of dividends (hereinafter referred to as "surplus or net profits") whenever, and in such amounts as, in its sole discretion, the conditions and affairs of the Corporation shall render advisable. The Board of Directors in its sole discretion may, in accordance with law, from time to time set aside from surplus or net profits such sum or sums as it may think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose as it may think conducive to the best interests of the Corporation.

                               AMENDMENT NO. 1 TO
                                     BYLAWS
                                       OF
                          AAMES FINANCIAL CORPORATION

         This Amendment No. 1 to the Bylaws of Aames Financial Corporation, a Delaware corporation (the "Corporation"), is dated July 25, 1997.

         1. The first sentence of Article I, Section 1 ("Principal Office") of the Bylaws is hereby amended to read as follows:

                 The principal office of the Corporation is located at 350 S. Grand Avenue, Los Angeles, California 90071.

         2. Article III, Section 4(e) ("Vacancies") of the Bylaws is hereby amended to read as follows:

                 Any director may resign effective upon giving written notice to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Board, unless the notice specifies a later date for the effectiveness of such resignation.

         3. The first sentence of Article III, Section 7 ("Special Meetings") of the Bylaws is hereby amended to read as follows:

                 Except as otherwise provided in the Certificate of Incorporation, special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or by any three directors.

         4. Article IV, Section 8 ("President") of the Bylaws is hereby amended to read as follows:

                 Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board and the Chief Executive Officer, the President, if there be such an officer elected, shall be the chief operating officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Corporation (other than the Chairman and the Chief Executive Officer). The President shall preside at all meetings of the Stockholders in the absence of the Chairman and the Chief Executive Officer and, in the absence of the Chairman and the Chief Executive Officer, at all meetings of the Board. The President shall have the general powers and duties of management usually vested in the office of president and general manager of a corporation, and shall have such other powers and duties as may be prescribed by the Board.

         5. The last sentence of Article IV, Section 11 ("Chief Financial Officer or Treasurer") of the Bylaws is hereby amended to read as follows:

                 The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the Chief Executive Officer, the President and directors, whenever they request it, an account of all transactions undertaken as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

         6. Article V, Section 2 ("Actions Other Than By The Corporation") is hereby amended by adding at the end of such Section the following sentence:

                 The Corporation shall be required to indemnify a person in connection with an action, suit or proceeding initiated by such person only if the action, suit or proceeding was authorized by the board of directors.

         7. Article V, Section 2 ("Actions by the Corporation") is hereby amended by adding at the end of such Section the following sentence:

                 The Corporation shall be required to indemnify a person in connection with an action, suit or proceeding initiated by such person only if the action, suit or proceeding was authorized by the board of directors.

         The undersigned does hereby certify that:

         (a) I am the duly elected and acting Secretary of Aames Financial Corporation, a Delaware corporation.

         (b) The foregoing Amendment No. 1 to the Bylaws of said Corporation were duly adopted by the Board of Directors on July 25, 1997.

         IN WITNESS WHEREOF, I have hereunto subscribed my name as of this 25th day of July, 1997.


                                              /s/ Barbara S. Polsky
                                              ---------------------
                                              Barbara S. Polsky
                                              Secretary





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